EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated August 20, 2003, except for Note 11, as to which the date is                         , 2003, in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-109009) and related Prospectus of Provide Commerce, Inc.

ERNST & YOUNG LLP

San Diego, California

The foregoing report is in the form that will be signed upon the completion of the restatement of the capital accounts described in Note 11 to the financial statements.

/s/    ERNST & YOUNG LLP

San Diego, CA

October 27, 2003